Exhibit 99.1

OSI SYSTEMS REPORTS FISCAL 2027 FIRST QUARTER

FINANCIAL RESULTS

•	Record Q1 Revenues of $403 Million

•	Record Q1 Earnings per Diluted Share

o	GAAP EPS of $1.51 (28% year-over-year growth)

o	Non-GAAP EPS of $1.66 (17% year-over-year growth)

•	Book-to-Bill Ratio of 1.4 Drives Record Backlog of $2.1 Billion

•	Q1 Operating Cash Flow of $37 Million (>100% year-over-year growth)

•	Company Reaffirms Fiscal 2027 Revenue Guidance and Raises Fiscal 2027 Non-GAAP EPS Guidance

HAWTHORNE, Calif. — (BUSINESS WIRE) — October 29, 2026—OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced its financial results for the first quarter of fiscal 2027.

Ajay Mehra, OSI Systems’ President and Chief Executive Officer, stated, “We are pleased to begin fiscal 2027 with record first quarter revenues and earnings per share, led by the performance of our Security and Optoelectronics and Manufacturing divisions. Bookings of $583 million represented a book-to-bill ratio of 1.4 in the quarter, and backlog increased to a record of $2.1 billion from $1.9 billion as of June 30, 2026, providing meaningful visibility into future opportunities. We remain committed to disciplined execution and innovation, and converting our expanding opportunity pipeline into long-term growth.”

Financial Summary

	Three Months Ended September 30,
(Dollars in thousands, except per-share amounts)	2025	2026	% Change
Revenues	$384,623	$403,472	5%

Diluted earnings per share - GAAP	$1.18	$1.51	28%
Diluted earnings per share - non-GAAP	$1.42	$1.66	17%

Book-to-Bill Ratio	1.1	1.4

Cash flow provided by operating activities	$17,137	$37,088
Capital expenditures	$7,028	$7,655

Mr. Mehra further commented, “The Security division delivered a solid quarter despite continued geopolitical headwinds. Strong bookings led to record divisional backlog and reflected robust customer demand for our security inspection and surveillance products, integrated solutions, and services. The operating margin was impacted by a less favorable mix of revenues; however, we expect this to improve over the remainder of the fiscal year as our revenue mix stabilizes and service revenues increase. We are enthusiastic about the outlook for this division over the balance of fiscal 2027 and beyond.”

Mr. Mehra continued, “Our Optoelectronics and Manufacturing division delivered strong fiscal first-quarter results with revenues increasing 9% year-over-year including intersegment sales and 16% year-over-year from sales to external customers, while also achieving adjusted operating margin expansion. The division continued to benefit from its vertically integrated capabilities, broad customer relationships, and diversified manufacturing footprint leading to a strong book-to-bill ratio resulting in record backlog for this division. We remain focused on supporting growth while maintaining disciplined operational execution.”

Mr. Mehra concluded, “The performance of the Healthcare division was soft in the quarter, but we are focused on improving performance and anticipate a return to growth this fiscal year.”

Alan Edrick, OSI Systems’ Executive Vice President and Chief Financial Officer, stated, “Operating cash flow more than doubled in the first fiscal quarter over the prior year Q1 to $37 million, and we finished the quarter with approximately $302 million of cash, cash equivalents and short-term investments. In August 2026, our board of directors authorized an additional 1 million shares to the existing share repurchase program. The Company repurchased 305,559 shares during the first quarter of fiscal 2027 resulting in total capital returned to shareholders through repurchases of approximately $62 million. As of September 30, 2026, there are 773,172 shares remaining under our repurchase authorization.”

Fiscal Year 2027 Outlook

	Previous Guidance	Updated Guidance
Revenues	$1.875 billion - $1.930 billion	$1.875 billion - $1.930 billion
Year-over-Year Growth Rate	5.0% - 8.1%	5.0% - 8.1%

Non-GAAP Earnings Per Share	$11.13 - $11.49	$11.28 - $11.64
Year-over-Year Growth Rate	7.5% - 11.0%	9.0% - 12.5%

The Company is reaffirming its fiscal 2027 revenue guidance and increasing its fiscal 2027 non-GAAP diluted earnings per share guidance, as set forth above. Actual revenues and non-GAAP diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors.

The Company’s fiscal 2027 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of non-GAAP diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control or cannot otherwise reasonably be predicted. For the same reasons, the Company is unable to address the significance of unavailable information which may be material and therefore could result in GAAP diluted EPS being materially different from projected non-GAAP diluted EPS.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 1:30 pm PT (4:30 pm ET) today to discuss its financial results for the 2027 first fiscal quarter. To listen, please visit the Investor Relations section of the OSI Systems website at http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call for approximately three months thereafter. The replay can be accessed through the Company’s website at www.osi-systems.com.

About OSI Systems

OSI Systems designs and manufactures specialized electronic systems and components for critical applications. The Company operates through three business segments: Security, Optoelectronics and Manufacturing, and Healthcare. The Company’s Security division delivers advanced inspection systems, turnkey screening solutions, and comprehensive support services to protect people and infrastructure. The Optoelectronics and Manufacturing segment serves as a global supplier of high-performance optoelectronic solutions and precision manufacturing services for leading OEMs. The Healthcare segment focuses on patient monitoring and diagnostic cardiology and related services with the goal of enhancing clinical care and patient outcomes. Serving customers in over 170 countries, OSI Systems strategically positions its sales, service, R&D, and manufacturing capabilities worldwide to provide fast and efficient delivery and support. For more information on OSI Systems or any of its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The inclusion of these non-GAAP figures is to allow for the presentation of the underlying performance of the Company, excluding the impact of impairment, restructuring and other charges (including certain legal costs) and amortization of intangible assets acquired through business acquisitions, and associated tax effects, and discrete income tax items. Although we exclude amortization of acquired intangible assets from our non-GAAP figures, revenue generated from such intangibles is included in determining non-GAAP financial performance of the Company. Management believes that the non-GAAP financial measures presented in this earnings release provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. Our non-GAAP financial measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP financial information to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, cash flow generation, and operational performance in fiscal 2027 and beyond. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; government shutdowns and other lapses in, or delays of government appropriations; delays in revenue recognition related to the timing of customer acceptance; the impact of potential information technology, cybersecurity or data security breaches; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; the impact of the Russia-Ukraine conflict or conflicts in the Middle East, including the potential for broad economic disruption, increased global tensions, or potential disruptions to customer operations, procurement activities, transportation networks and project timing; global economic uncertainty, including the impact of tariffs; material delays and cancellations of orders or deliveries thereon, supply chain and transportation networks disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; unfavorable interest rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the current fiscal year; the timing of collection of receivables from significant customers; contract and regulatory compliance matters, or actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent required to do so under federal securities laws.

For Additional Information, Contact:

OSI Systems, Inc.

Ajay Vashishat

Vice President

Telephone: (310) 349-2237

avashishat@osi-systems.com

OSI SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,
	2025	2026

Revenues:
Products	$275,810	$289,823
Services	108,813	113,649
Total net revenues	384,623	403,472
Cost of goods sold:
Products	202,056	213,793
Services	59,382	65,878
Total cost of goods sold	261,438	279,671
Gross profit	123,185	123,801
Operating expenses:
Selling, general and administrative	66,955	68,709
Research and development	20,427	19,426
Restructuring and other charges	2,730	2,096
Total operating expenses	90,112	90,231
Income from operations	33,073	33,570
Interest and other expense, net	(7,398)	(3,321)
Income before income taxes	25,675	30,249
Provision for income taxes	(5,119)	(5,677)
Net income	$20,556	$24,572

Diluted earnings per share	$1.18	$1.51
Weighted average shares outstanding – diluted	17,473	16,252

OSI SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2026	September 30, 2026
Assets

Cash and cash equivalents	$359,832	$236,298
Short-term investments	159	65,702
Accounts receivable, net	764,626	746,864
Inventories	415,562	463,367
Prepaid expenses and other current assets	71,512	74,838
Total current assets	1,611,691	1,587,069
Property and equipment, net	129,942	132,528
Goodwill	406,677	407,629
Intangible assets, net	192,355	194,655
Other assets	161,787	167,561
Total Assets	$2,502,452	$2,489,442

Liabilities and Stockholders' Equity

Current portion of long-term debt	$2,531	$1,275
Accounts payable	168,981	190,268
Accrued payroll and related expenses	51,819	49,470
Advances from customers	42,391	64,099
Deferred revenue	91,036	91,071
Other current liabilities	154,377	152,815
Total current liabilities	511,135	548,998
Long-term debt	998,518	998,294
Other long-term liabilities	159,838	159,306
Total liabilities	1,669,491	1,706,598
Total stockholders’ equity	832,961	782,844
Total Liabilities and Stockholders’ Equity	$2,502,452	$2,489,442

NON-GAAP FINANCIAL MEASURES AND SEGMENT INFORMATION

	Three Months Ended September 30,
	2025					2026
(Dollars in thousands, except		Operating	% of	Net	Diluted		Operating	% of	Net	Diluted
per-share amounts)	Revenues	Income	Revenues	Income	EPS	Revenues	Income	Revenues	Income	EPS
OSI Consolidated
GAAP basis	$384,623	$33,073	8.6%	$20,556	$1.18	$403,472	$33,570	8.3%	$24,572	$1.51
Restructuring and other charges		2,730	0.7%	2,730	0.16		2,096	0.5%	2,096	0.13
Amortization of acquired intangible assets		3,975	1.0%	3,975	0.23		2,614	0.7%	2,614	0.16
Tax effect of non-GAAP adjustments				(1,562)	(0.09)				(1,079)	(0.07)
Discrete tax benefit				(863)	(0.06)				(1,250)	(0.07)
Non-GAAP basis		$39,778	10.3%	$24,836	$1.42		$38,280	9.5%	$26,953	$1.66

		Operating	% of				Operating	% of
	Revenues	Income	Revenues			Revenues	Income	Revenues
Revenue and Operating Income by Segment
Security
GAAP basis	$254,248	$28,609	11.3%			$264,126	$30,588	11.6%
Restructuring and other charges		2,357	0.9%				403	0.2%
Amortization of acquired intangible assets		3,377	1.3%				2,218	0.8%
Non-GAAP basis		34,343	13.5%				33,209	12.6%

Optoelectronics & Manufacturing
GAAP basis	109,461	12,726	11.6%			119,725	14,222	11.9%
Restructuring and other charges		27	0.0%				124	0.1%
Amortization of acquired intangible assets		327	0.3%				147	0.1%
Non-GAAP basis		13,080	11.9%				14,493	12.1%

Healthcare
GAAP basis	40,743	1,846	4.5%			35,128	(2,388)	-6.8%
Restructuring and other charges		332	0.8%				1,522	4.3%
Amortization of acquired intangible assets		271	0.7%				249	0.7%
Non-GAAP basis		2,449	6.0%				(617)	-1.8%

Corporate/Elimination
GAAP basis	(19,829)	(10,108)				(15,507)	(8,852)
Restructuring and other charges		14					47
Non-GAAP basis		(10,094)					(8,805)

OSI Consolidated
GAAP basis	$384,623	33,073	8.6%			$403,472	33,570	8.3%
Restructuring and other charges		2,730	0.7%				2,096	0.5%
Amortization of acquired intangible assets		3,975	1.0%				2,614	0.7%
Non-GAAP basis		$39,778	10.3%				$38,280	9.5%